UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
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On February 6, 2019, Axon Enterprise, Inc. (“Axon”) issued the following press release announcing announced the appointment of Hans Moritz as Axon's new Vice President of Hardware Research and Development. Axon's recently announced eXponential Stock Performance Plan ("XSPP") played an important role in recruiting Moritz to Axon. The XSPP and the 2019 Stock Incentive Plan are subject to approval at a special meeting of Axon’s shareholders to be held on February 12, 2019.

Former Oakley Design Leader Hans Moritz Joins Axon

Key innovator from Oakley and Intel to lead Axon's Hardware R&D team

SCOTTSDALE, Ariz., February 6, 2019 —Axon (Nasdaq: AAXN), the global leader in connected public safety technologies, today announced the appointment of Hans Moritz as Axon's new Vice President of Hardware Research and Development.

“Axon's vision for the future of technology in public safety is what drew me to join the team,” Moritz says. “Having led design teams around the world to push the limits and provide best-in-class products inspires me to work for a company that isn't afraid to innovate and disrupt.”

Moritz is a distinguished leader in hardware design for lifestyle and sports as well as industrial design and mechanical engineering for consumer electronics. He most recently worked as the Vice President of the New Devices Group and General Manager of Industrial Design at Intel Corp. There, Moritz developed products and technologies to enhance Intel's product portfolio with wearable electronics. Prior to joining Intel in 2013, he served as a senior director of design and brand at Oakley Inc., where he led design for the watch, goggle, military and men's sunglasses divisions. Moritz's designs include Oakley's X Metal Line, the SwitchLock series, the Airbrake Series, and Oakley's heads-up display goggle and Airwave.

Moritz holds more than 100 patents in design and engineering. He received a BA in industrial design, transportation and product from the Art Center College of Design.

“We are building the most talented team in the industry, and I am personally thrilled to bring Hans on board,” says Axon CEO and founder Rick Smith. “Having rocked several industries with innovations in wearable technologies, his unique capabilities will amp up Axon's design team, with the end goal of delighting our customers through amazing technology combined with world-class design.”

Axon's eXponential Stock Performance Plan (XSPP), which would allow employees to align their pay directly with value creation for shareholders, realizing outsize returns if the company achieves ambitious revenue, adjusted EBITDA and market capitalization targets, played an important role in recruiting Moritz to Axon. The plan remains subject to shareholder approval.

About Axon

Axon is a network of devices, apps and people that helps public safety personnel become smarter and safer. With a mission of protecting life, our technologies give customers the confidence, focus and time they need to keep their communities safe. Our products impact every aspect of a public safety officer's day-to-day experience.

We work hard for those who put themselves in harm's way for all of us. To date, there are more than 325,200 software seats booked on the Axon network around the world and more than 211,000 lives and countless dollars have been saved with the Axon network of devices, apps and people. Learn more athttps://www.axon.comor by calling(800) 978-2737.

Intel is a trademark of Intel Corporation, and X Metal, SwitchLock, Airbrake, and Airwave are trademarks of Oakley, Inc.

Facebook is a trademark of Facebook, Inc. and Twitter is a trademark of Twitter, Inc.

Axon, the Delta Logo, eXponential Stock Performance Plan, and XSPP are trademarks of Axon Enterprise, Inc., some of which are registered in the US and other countries. For more information, visit www.axon.com/legal. All rights reserved.

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Note to Investors

Please visit http://investor.axon.com, https://www.axon.com/press, www.twitter.com/axon_us and https://www.facebook.com/Axon.ProtectLife/ where Axon discloses information about the company, its financial information, and its business.

Upcoming Shareholder Vote

Although the Axon board of directors has approved the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the 2019 Plan) and the XSPP, the 2019 Plan and the XSU awards are subject to the approval of Axon’s shareholders at a special meeting of shareholders (the Special Meeting) to be held on February 12, 2019. Anyone who is a shareholder of record or beneficial owner of Axon shares as of the record date of December 27, 2018 will be entitled to vote their shares at the Special Meeting and the 2019 Plan will only become effective if a majority of the votes cast are in favor of the 2019 Plan. If shareholder approval is not obtained at the Special Meeting, all XSU awards will automatically terminate and be forfeited and employees will be returned their proportionate on-target earnings. Axon has posted on its website and filed with the SEC a proxy statement (https://investor.axon.com/financials/sec-filings) providing details of the 2019 Plan and the XSPP along with additional materials for Axon shareholders.

Additional Information and Where to Find It

Axon has filed with the Securities and Exchange Commission (the “SEC”) and furnished to its shareholders a definitive proxy statement and other related materials in connection with the 2019 Plan (the “Proxy Statement,”) which is to be voted upon at the “Special Meeting”. The Proxy Statement contains important information about the 2019 Plan and related matters. AXON'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND RELATED MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AXON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AXON, THE SPECIAL MEETING, THE 2019 PLAN AND THE XSPP. Shareholders can obtain for free these documents and other documents filed by Axon with the SEC at www.sec.gov. In addition, shareholders can obtain for free these documents from Axon by contacting Axon’s Investor Relations department by email at ir@axon.com or by going to Axon’s Investor Relations website at investor.axon.com.

Participants in the Solicitation

The directors and executive officers of Axon may be deemed to be participants in the solicitation of proxies from shareholders of Axon in connection with the 2019 Plan. The following directors and executive officers of the Company are participants in the Company's solicitation: Michael Garnreiter, Director; Hadi Partovi, Director; Mark W. Kroll, Director; Dr. Richard Carmona, Director; Bret Taylor, Director; Matthew McBrady, Director; Julie Anne Cullivan, Director; Patrick W. Smith, Director and Chief Executive Officer; Luke S. Larson, President; Jawad Ahsan, Chief Financial Officer; and Josh M. Isner, Chief Revenue Officer. None of such participants owns in excess of 1% of the Company's common stock except for Mr. Smith. Mr. Smith beneficially owns 1.2% of the Company's outstanding common stock. Additional information regarding the interests of participants in the solicitation of proxies in respect of the Special Meeting is included in the Proxy Statement. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies:
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